VOTING AGREEMENT


         THIS SHAREHOLDER VOTING AGREEMENT (the "Agreement") is entered into as of December 3, 1998, between Philips Business Electronics International B.V., a shareholder (the "Shareholder") of FEI Company, an Oregon corporation ("FEI"), and Micrion Corporation, a Massachusetts corporation (the "Company").

         WHEREAS, contemporaneously with the execution and delivery of this Agreement, FEI, the Company and MC Acquisition Corporation are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), pursuant to which the Company will merge (the "Merger") with MC Acquisition Corporation, upon the terms and conditions set forth therein; and

         WHEREAS, the Shareholder owns a majority of the outstanding capital stock of FEI and desires that the Merger occur;

         NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

         1. Representations of Shareholder. The Shareholder represents that it
(a) is the holder, free and clear of all liens and encumbrances, of 9,942,423 shares of the Common Stock of FEI (the Shareholder's "Shares"), (b) does not beneficially own (as such term is defined in the Securities Exchange Act of 1934, as amended (the "1934 Act")) any shares of the Common Stock of FEI other than its Shares, except for 1,242,048 shares of Common Stock of FEI that the Shareholder has a right to receive upon exercise of certain options held by holders of options to purchase shares of Common Stock of FEI and (c) has full power and authority to make, enter into and carry out the terms of this Agreement.

         2. Agreement to Vote Shares. The Shareholder agrees to vote its Shares and any New Shares (as defined in Section 6 hereof), and shall cause any holder of record of its Shares or New Shares to vote in favor of (a) a proposal (the "Amendment Proposal") to approve and adopt an amendment to the Articles of Incorporation of FEI to increase the number of authorized shares of the Common Stock of FEI to allow the issuance of shares of Common Stock of FEI included in the Merger Consideration (as defined in the Merger Agreement) and (b) a proposal (the "Issuance Proposal" and, together with the Amendment Proposal, the "Proposals") to approve the issuance of shares of Common Stock of FEI pursuant to the Merger Agreement and the Stock Purchase Agreement. The Shareholder agrees to deliver to Nicholas P. Economou, President of the Company, immediately upon request therefor a proxy substantially in the form attached hereto as Exhibit A, which proxy shall be irrevocable to the extent permitted by law (except that such proxy shall be deemed automatically revoked upon a termination of this Agreement), with the total number of his Shares and any New Shares correctly indicated thereon.

         3. No Voting Trusts. After the date hereof, the Shareholder agrees that it has not and will not, nor has it or will it permit any entity under its control to, deposit any of its Shares in a voting trust or subject any of its Shares to any arrangement with respect to the voting of such Shares other than agreements entered into with the Company.

         4. No Proxy Solicitations. The Shareholder agrees that it will not, nor will it permit any entity under its control to, (a) solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the 1934 Act) in opposition to or competition with the Proposals or otherwise encourage or assist any party in taking or planning any action which would compete with or otherwise serve to interfere with or inhibit the timely approval of the Proposals, (b) directly or indirectly encourage, initiate or cooperate in a shareholders' vote or action by consent of FEI's shareholders in opposition to or in competition with the Proposals or (c) become a member of a "group" (as such term is used in Section 13(d) of the 1934 Act) with respect to any voting securities of FEI for the purpose of opposing or competing with the approval of the Proposals. 5. Transfer and Encumbrance. Except for gifts given without consideration where the recipient thereof agrees to execute a voting agreement in form and substance similar to this Agreement, on or after the date hereof, the Shareholder agrees not to voluntarily transfer, sell, offer, pledge or otherwise dispose of or encumber any of its Shares or New Shares prior to the termination of this Agreement in accordance with its terms.

         6. Additional Purchases. The Shareholder agrees that it will not purchase or otherwise acquire beneficial ownership of any shares of the Common Stock after the execution of this Agreement ("New Shares"), nor will it voluntarily acquire the right to vote or share in the voting of any shares of the Common Stock other than the Shares, unless it agrees to deliver to the Company immediately after such purchase or acquisition a proxy substantially in the form attached hereto as Exhibit A, which shall be irrevocable to the extent permitted by law (except that such proxy shall be deemed automatically revoked upon a termination of this Agreement) with respect to such New Shares. The Shareholder also agrees that any New Shares acquired or purchased by it shall be subject to the terms of this Agreement to the same extent as if they constituted Shares.

         7. Specific Performance. Each party hereto severally acknowledges that it will be impossible to measure in money the damage to the other party if a party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other party will not have an adequate remedy at law or damages. Accordingly, each party hereto severally agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that the other party has an adequate remedy at law. Each party hereto severally agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with any other party's seeking or obtaining such equitable relief.

         8. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall not be assignable without the written consent of all other parties hereto.

         9. Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof, and this Agreement supersedes all prior agreements, written or oral, between the parties hereto with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by all the parties hereto. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

         10. Miscellaneous

         (a) This Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of The Commonwealth of Massachusetts.

         (b) If any provision of this Agreement or the application of such provision to any person or circumstances shall be held invalid by a court of competent jurisdiction, the remainder of the provision held invalid and the application of such provision to persons or circumstances, other than the party as to which it is held invalid, shall not be affected.

         (c) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

         (d) This Agreement shall terminate upon the earliest to occur of (i) the consummation of the Merger or (ii) termination of the Merger Agreement.

         (e) All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

         (f) The obligations of the Shareholder set forth in this Agreement shall not be effective or binding upon it until after such time as the Merger Agreement is executed and delivered by the Company, FEI and MC Acquisition Corporation. The parties agree that there is not and has not been any other agreement, arrangement or understanding between the parties hereto with respect to the matters set forth herein.

            [The remainder of this page is left blank intentionally.]

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

                                             MICRION CORPORATION



                                             By: /s/ Nicholas P. Economou
                                                --------------------------------
                                             Name:  Nicholas P. Economou
                                             Title: Chairman, President
                                                    and CEO



                                             PHILIPS BUSINESS ELECTRONICS
                                               INTERNATIONAL B.V.



                                             By: /s/ Theo Sonnemans
                                                --------------------------------
                                             Name:  Theo Sonnemans
                                             Title: CFO and Vice President

                                                                       EXHIBIT A

                                  FORM OF PROXY

         The undersigned, for consideration received, hereby appoints Nicholas
P. Economou, President of the Micrion Corporation ("Micrion"), and David M.. Hunter, and Vice President and Chief Financial Officer of the Micrion, its proxy, with power of substitution, to vote all shares of common stock of FEI Company, an Oregon corporation ("FEI"), owned by the undersigned at the upcoming Special Meeting of Stockholders of FEI, and at any adjournment thereof, FOR approval and adoption of (i) an amendment to the Articles of Incorporation of FEI to increase the number of authorized shares of the Common Stock of FEI to allow the issuance of shares of Common Stock of FEI included in the Merger Consideration (as defined in that certain Merger Agreement, dated as of December 1, 1998, between the FEI, Micrion and MC Acquisition Corporation) and (ii) a proposal to approve the issuance of shares of Common Stock of FEI pursuant to the Merger Agreement and the Stock Purchase Agreement, and AGAINST any proposal that would compete with or serve to interfere or inhibit the timely adoption thereof. This proxy is coupled with an interest and is irrevocable until such time as the Voting Agreement, dated as of December 3, 1998, among the undersigned and Micrion terminates in accordance with its terms.

                                            Dated                     , 199
                                                 ---------------------     --

                                            PHILIPS BUSINESS ELECTRONICS
                                              INTERNATIONAL B.V.



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